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                                                                     EXHIBIT 3.1


                            STATE OF SOUTH CAROLINA
                               SECRETARY OF STATE

                       RESTATED ARTICLES OF INCORPORATION



         Pursuant to ss.33-10-107 of the 1976 South Carolina, as amended, the corporation hereby submits the following information:

1.       The name of the Corporation is NEW COMMERCE BANCORP.

2. If the name of the Corporation has ever been changed, all of its former names:

         a)       MSB Investments, Inc.
                  ------------------------------------------------------
                  (name specified in original articles of incorporation)

         b)       ------------------------------------------------------

         c)       ------------------------------------------------------

3.       The original articles of incorporation were filed on July 22, 1998.

4. The registered office of the corporation is 100 East Coffee Street in the City of Greenville, South Carolina 29601, and the registered agent at such address is Richard L. Few, Jr.

         The corporation is authorized to issue shares of stock as follows. Complete a or b, whichever is applicable:

         a. [ ] If the corporation is authorized to issue a single class of shares, the total number of shares authorized is ____________.

         b. [b] The corporation is authorized to issue more than one class of shares:

         Class of Shares            Authorized No. of Each Class

            Common                           10,000,000
            Preferred                        10,000,000


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         The relative rights, preferences, and limitations of the shares of each class, and each series within a class, are as follows:

         THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK OF THE CORPORATION SHALL BE 10,000,000 WITH A PAR VALUE OF $0.01 EACH.

         THE NUMBER OF AUTHORIZED SHARES OF PREFERRED STOCK OF THE CORPORATION IS HEREBY INCREASED TO 10,000,000 WITH A PAR VALUE OF $0.01, WITH TERMS AND CONDITIONS OF SUCH PREFERRED STOCK TO BE DETERMINED BY THE BOARD OF DIRECTORS IN ITS SOLE DISCRETION.

         NO SHAREHOLDER OF THE CORPORATION SHALL HAVE ANY PREEMPTIVE OR PREFERENTIAL RIGHT OF SUBSCRIPTION TO ANY SHARES OF ANY CLASS OF THE CORPORATION, WHETHER NOW OR HEREAFTER AUTHORIZED, OR TO ANY OBLIGATIONS CONVERTIBLE INTO SHARES OF THE CORPORATION, ISSUED OR SOLD, NOR ANY RIGHT OF SUBSCRIPTION TO ANY THEREOF.

         THE SHAREHOLDERS SHALL NOT BE ABLE TO CUMULATIVELY VOTE THEIR SHARES OF STOCK IN THE CORPORATION ON ANY MATTER.

6. The optional provisions which the corporation elects to include in the articles of incorporation are as follows (See ss.33-2-101 and the applicable comments thereto; and ss.ss.35-2-105 and 35-2-221 of the South Carolina Code):

         AT ANY TIME THAT THE BOARD HAS SIX OR MORE MEMBERS, UNLESS PROVIDED OTHERWISE BY THE ARTICLES OF INCORPORATION, THE TERMS OF OFFICE OF DIRECTORS WILL BE STAGGERED BY DIVIDING THE TOTAL NUMBER OF DIRECTORS INTO THREE CLASSES, WITH EACH CLASS ACCOUNTING FOR ONE-THIRD, AS NEAR AS MAY BE, OF THE TOTAL. THE TERMS OF DIRECTORS IN THE FIRST CLASS EXPIRE AT THE FIRST ANNUAL SHAREHOLDERS' MEETING AFTER THEIR ELECTION, THE TERMS OF THE SECOND CLASS EXPIRE AT THE SECOND ANNUAL SHAREHOLDERS' MEETING AFTER THEIR ELECTION, AND THE TERMS OF THE THIRD CLASS EXPIRE AT THE THIRD ANNUAL SHAREHOLDERS' MEETING AFTER THEIR ELECTION. AT EACH ANNUAL SHAREHOLDERS' MEETING HELD THEREAFTER, DIRECTORS SHALL BE CHOSEN FOR A TERM OF THREE YEARS TO SUCCEED THOSE WHOSE TERMS EXPIRE. IF THE NUMBER OF DIRECTORS IS CHANGED, ANY INCREASE OR DECREASE SHALL BE SO APPORTIONED AMONG THE CLASSES AS TO MAKE ALL CLASSES AS NEARLY EQUAL IN NUMBER AS POSSIBLE, AND WHEN THE


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         NUMBER OF DIRECTORS IS INCREASED AND ANY NEWLY CREATED DIRECTORSHIPS
         ARE FILLED BY THE BOARD, THE TERMS OF THE ADDITIONAL DIRECTORS SHALL EXPIRE AT THE NEXT ELECTION OF DIRECTORS BY THE SHAREHOLDERS. EACH DIRECTOR, EXCEPT IN THE CASE OF HIS EARLIER DEATH, WRITTEN RESIGNATION, RETIREMENT, DISQUALIFICATION OR REMOVAL, SHALL SERVE FOR THE DURATION OF HIS TERM, AS STAGGERED, AND THEREAFTER UNTIL HIS SUCCESSOR SHALL HAVE BEEN ELECTED AND QUALIFIED.

7. Unless a delayed effective date is specified, this application will be effective upon acceptance for filing by the Secretary of State (See ss. 33-1-230(b)): January 13,1999
                           ---------------

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                     CERTIFICATE ACCOMPANYING THE RESTATED
                           ARTICLES OF INCORPORATION

         Check either A or B, whichever is applicable; and if B applies, complete the additional information requested:

         A. [ ] The attached restated articles of incorporation do not contain any amendments to the corporation's articles of incorporation and have been duly approved by the corporation's board of directors as authorized by ss.33-10-107(a).

         B. [x] The attached restated articles of incorporation contain one or more amendments to the corporation's articles of incorporation. Pursuant to
Section 33-10-107(d)(2), the following information concerning the amendment(s) is hereby submitted:

2. On January 12, 1999, the corporation adopted the following amendments(s) to its articles of incorporation: (Type or Attach the Complete Text of Each Amendment):

         THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK OF THE CORPORATION SHALL BE 10,000,000 WITH A PAR VALUE OF $0.01 EACH.

         THE NUMBER OF AUTHORIZED SHARES OF PREFERRED STOCK OF THE CORPORATION IS HEREBY INCREASED TO 10,000,000 WITH A PAR VALUE OF $0.01, WITH TERMS AND CONDITIONS OF SUCH PREFERRED STOCK TO BE DETERMINED BY THE BOARD OF DIRECTORS IN ITS SOLE DISCRETION.

         NO SHAREHOLDER OF THE CORPORATION SHALL HAVE ANY PREEMPTIVE OR PREFERENTIAL RIGHT OF SUBSCRIPTION TO ANY SHARES OF ANY CLASS OF THE CORPORATION, WHETHER NOW OR HEREAFTER AUTHORIZED, OR TO ANY OBLIGATIONS CONVERTIBLE INTO SHARES OF THE CORPORATION, ISSUED OR SOLD, NOR ANY RIGHT OF SUBSCRIPTION TO ANY THEREOF.

         THE SHAREHOLDERS SHALL NOT BE ABLE TO CUMULATIVELY VOTE THEIR SHARES OF STOCK IN THE CORPORATION ON ANY MATTER.

         AT ANY TIME THAT THE BOARD HAS SIX OR MORE MEMBERS, UNLESS PROVIDED OTHERWISE BY THE ARTICLES OF INCORPORATION, THE TERMS OF OFFICE OF DIRECTORS WILL BE STAGGERED BY DIVIDING THE TOTAL NUMBER OF DIRECTORS INTO THREE CLASSES, WITH EACH


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         CLASS ACCOUNTING FOR ONE-THIRD, AS NEAR AS MAY BE, OF THE TOTAL. THE
         TERMS OF DIRECTORS IN THE FIRST CLASS EXPIRE AT THE FIRST ANNUAL SHAREHOLDERS' MEETING AFTER THEIR ELECTION, THE TERMS OF THE SECOND CLASS EXPIRE AT THE SECOND ANNUAL SHAREHOLDERS' MEETING AFTER THEIR ELECTION, AND THE TERMS OF THE THIRD CLASS EXPIRE AT THE THIRD ANNUAL SHAREHOLDERS' MEETING AFTER THEIR ELECTION. AT EACH ANNUAL SHAREHOLDERS' MEETING HELD THEREAFTER, DIRECTORS SHALL BE CHOSEN FOR A TERM OF THREE YEARS TO SUCCEED THOSE WHOSE TERMS EXPIRE. IF THE NUMBER OF DIRECTORS IS CHANGED, ANY INCREASE OR DECREASE SHALL BE SO APPORTIONED AMONG THE CLASSES AS TO MAKE ALL CLASSES AS NEARLY EQUAL IN NUMBER AS POSSIBLE, AND WHEN THE NUMBER OF DIRECTORS IS INCREASED AND ANY NEWLY CREATED DIRECTORSHIPS ARE FILLED BY THE BOARD, THE TERMS OF THE ADDITIONAL DIRECTORS SHALL EXPIRE AT THE NEXT ELECTION OF DIRECTORS BY THE SHAREHOLDERS. EACH DIRECTOR, EXCEPT IN THE CASE OF HIS EARLIER DEATH, WRITTEN RESIGNATION, RETIREMENT, DISQUALIFICATION OR REMOVAL, SHALL SERVE FOR THE DURATION OF HIS TERM, AS STAGGERED, AND THEREAFTER UNTIL HIS SUCCESSOR SHALL HAVE BEEN ELECTED AND QUALIFIED.

         THE RESTATED ARTICLES OF INCORPORATION, THE FORM OF WHICH ARE ATTACHED IN THIS CONSENT, ARE HEREBY ADOPTED AS THE ARTICLES OF INCORPORATION OF THE CORPORATION, WITH ALL AMENDMENTS TO THE ORIGINAL ARTICLES OF INCORPORATION OF THE CORPORATION REFLECTED THEREIN.

2. The manner, if not set forth in the amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the Amendment shall be effected, is as follows: (if not applicable, insert "not applicable" or "NA"). Not Applicable

3.       Complete either a or b, whichever is applicable.

         a. [x]   Amendment(s) adopted by shareholder action.

         At the date of adoption of the Amendment, the number of outstanding shares of each voting group entitled to vote separately on the Amendment, and vote of such shares was:

           Number of      Number of      Number of Votes   Number of Undisputed*
Voting    Outstanding   Votes Entitled    Represented At            Shares Voted
Group       Shares        to be Cast       the meeting       For       Against
------    -----------   --------------   ---------------     ---       ---------
Common     200,000          200,000           200,000      200,000        -0-


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         b. [ ]  The amendment(s) was duly adopted by the Incorporators or broad of directors without shareholder approval pursuant to ss.33-6-102(d), 33-10-102 and 33-10-105 of the 1976 South
                 Carolina Code as amended, and shareholder action was not required.


DATE:  January 12, 1999             New Commerce BanCorp.
     -----------------------

                             By:   /s/ James D. Stewart
                                -----------------------------------------
                                   James D. Stewart, President

*NOTE: PURSUANT TO SECTION 33-10-106(6)(I), THE CORPORATION CAN ALTERNATIVELY STATE THE TOTAL NUMBER OF UNDISPUTED SHARES CAST FOR THE AMENDMENT BY EACH VOTING GROUP TOGETHER WITH A STATEMENT THAT THE NUMBER OF CAST FOR THE AMENDMENT BY EACH VOTING GROUP WAS SUFFICIENT FOR APPROVAL BY THAT VOTING GROUP.


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                              FILING INSTRUCTIONS

1. Two copies of this form, the original and either a duplicate original or a conformed copy, must be filed.

2. If the space in this form is insufficient, please attach additional sheets containing a reference to the appropriate paragraph in this form.

3. The filing fee is $10.00 payable to the Secretary of State at the time this document is filed. If the restated articles of incorporation includes any amendments to the corporation's articles of incorporation, a $100.00 filing tax must be paid in addition the $10.00 filing fee.


                  NOTE: PLEASE DISCARD THIS PAGE BEFORE FILING